                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 15, 2002 (NOVEMBER 6, 2002)

                      WHITE ELECTRONIC DESIGNS CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

              INDIANA               1-4817         35-0905052
(STATE OR OTHER JURISDICTION     (COMMISSION     (IRS EMPLOYER
      OF INCORPORATION)          FILE NUMBER)   IDENTIFICATION NO.)

3601 E. UNIVERSITY DRIVE, PHOENIX, ARIZONA              85034
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                 (602)437-1520
              (REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE)

                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.


        WHITE ELECTRONIC DESIGNS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR
                           END 2002 OPERATING RESULTS

Phoenix, AZ. November 6, 2002--White Electronic Designs Corporation (NASDAQ:
WEDC) today reported net sales and earnings for the fourth quarter ended September 28, 2002 and the fiscal year ended September 28, 2002.

-     Q4 EARNINGS PER SHARE (EXCLUDING INCOME TAX BENEFIT): $0.11 BEFORE
      GOODWILL

-     Q4 BASIC EARNINGS PER SHARE: $0.25 GAAP

-     Q4 REVENUES: $23,734,000

-     CASH-ON-HAND AS OF SEPTEMBER 28, 2002: $12 MILLION

Net sales for the quarter were $23,734,000, as compared to $23,204,000 in the preceding quarter, and $21,379,000 in the prior year's fourth quarter. Earnings before goodwill and before income tax benefit totaled $2,193,000, or $0.11 per share for the quarter compared to earnings before goodwill of $1,727,000, or $0.09 per share, in the immediately preceding quarter, and as compared to earnings before goodwill of $1,950,000, or $0.10 per share for the same period of fiscal 2001.

During the quarter, the Company also recognized the release of a tax valuation allowance relating to deferred tax assets and other tax reserves, as well as a foreign sales credit resulting in an income tax benefit of $3,082,000, or $0.15 per share. Including the income tax benefit, net income for the fourth quarter fiscal 2002 on GAAP basis, was $4,949,000, or $0.25 basic earnings per share. Net income after goodwill and prior to income tax benefit, totaled $1,867,000, or $0.09 per share for the fourth quarter as compared to net income after goodwill of $1,401,000, or $0.07 basic earnings per share, in the immediately preceding quarter, and as compared to net income after goodwill of $1,630,000, or $0.08 basic earnings per share, for the same period of fiscal 2001.

Net sales for the fiscal year ended September 28, 2002 were $90,458,000 as compared to net sales of $96,761,000 in the prior fiscal year. Net income for the fiscal year 2002, excluding goodwill amortization and tax allowance, was $6,955,000 or $0.35 per share as compared to earnings before goodwill amortization of $4,126,000, or $0.21 per share, in the prior year of fiscal 2001. Including the income tax benefit, net income for the fiscal year 2002 on a GAAP basis, totaled $8,740,000, or $0.44 basic earnings per share.

Beginning with the new fiscal year 2003, White Electronic Designs will adopt the Statement of Financial Accounting Standard No. 142 (SFAS 142) issued by the Financial Accounting Standards Board. SFAS 142 prohibits the amortization of goodwill but requires that goodwill and other indefinite lived intangible assets be assessed for impairments at least on an annual basis. As a result, the Company will cease amortization of goodwill, which will reduce the annual amortization expense by approximately $1,297,000. In the future, any impairment review may result in charges to earnings for any write down of the value of goodwill. As of September 28, 2002, the Company was not aware of any impairment.

"Despite a challenging economic climate for high technology data and telecommunications industries, our focus on diversification allowed us to maintain quarterly revenue and profitability growth throughout fiscal year 2002," stated Hamid Shokrgozar, President and CEO of White Electronic Designs Corporation. "While we are maintaining our focus on profitability, we are also continuing our efforts in process technology and new product innovation, as we believe these continued efforts are important for us to be competitive in the markets we serve. Our balance sheet remains strong and continues to strengthen during the quarter. With our existing cash balances, minimal long-term debt and no outstanding balance on our line of credit, we remain optimistic about the future," Shokrgozar concluded.

Conference Call and Web Cast

White Electronic Designs will host a teleconference today at 4:15 p.m. (Eastern time) to discuss fourth quarter and fiscal year 2002 year-end results. A live web cast of the call will be available at www.vcall.com by entering the ticker symbol of WEDC. The online replay will be available shortly after the end of the call and will be archived for 90 days.

White Electronic Designs Corporation designs, develops and manufactures innovative solutions for three high technology sectors in military, industrial and commercial markets; advanced semiconductor packaging, high-density memory products and state-of-the-art microelectronic multichip modules for data communications and telecommunications providers, defense and aerospace system suppliers; ruggedized high-legibility flat panel display for commercial/military aircraft and ordnance delivery systems; interface storage and retrieval devices, and electro-mechanical assemblies for OEM's on commercial and military markets.

White is headquartered in Phoenix, Arizona, and has design and manufacturing centers in Arizona, Massachusetts, Indiana and Oregon. To learn more about White Electronic Designs Corporation's business, as well as employment opportunities, visit our website, www.whiteedc.com. To learn more about White Electronic Designs' subsidiary Panelview Incorporated, visit its website at www.Panelview.com

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words, "believe," "expect," "anticipate," "estimate," and other similar statements of expectation identify forward-looking statements.

Forward looking statements in this press release include statements relating to the strength of our business, the anticipated fiscal year 2003 business outlook, the effect of accounting changes on the amortization of goodwill, the possibility of goodwill impairment, the appropriateness and amounts of expected future expenditures for process technology and new product development, and the ability to maintain cash balances and minimal debt positions. Such forward-looking statements speak only as of the date the statement was made.

These forward looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified, and are beyond the Company's control. Certain risks that could cause results to differ materially from the Company's expectations are described in Exhibit 99.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 2002, and under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 29, 2001. Additional factors that could cause actual results to differ materially from those expressed in such forward looking statements include, but are not limited to, the loss of a significant customer, the inability to procure required components, any further downturn in the high technology data and telecommunications industries, reductions in military spending or changes in the acquisition requirements for military products, the inability to develop, introduce and sell new products or the inability to develop and implement new manufacturing technologies, the ability to locate appropriate acquisition candidates, negotiate an appropriate purchase price, and integrate into the Company the people, operations, and products from acquired businesses, and changes or restrictions in the practices, rules and regulations relating to sales in international markets. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements in this press release will prove to be accurate. We urge you to carefully consider the risks and uncertainties that could cause actual results to differ materially from the Company's expectations.

White Electronic Designs provides pro forma net income and pro forma earnings before goodwill results as additional information for understanding its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Pro forma net income and pro forma earnings before goodwill are calculated as follows:

                      WHITE ELECTRONIC DESIGNS CORPORATION
                         PROFORMA FINANCIAL INFORMATION
                                   (UNAUDITED)
           (in thousands of dollars, except share and per share data)


                                                      Three months ended
                                          September 28, 2002     September 29, 2001
Net income                                       $ 4,949                $1,630
Recognized tax benefit                           $(3,082)               $    0
Amortization of Goodwill                         $   326                $  320
                                                 -------                ------
Earnings Before Tax Benefit
and Amortization of Goodwill                     $ 2,193                $1,950
                                                 =======                ======
Average shares outstanding                    20,024,823            19,560,147
Earnings Before Tax Benefit
and Amortization of Goodwill
on a per share basis                             $  0.11                $ 0.10
                                                 =======                ======


                                                     Twelve months ended
                                          September 28, 2002     September 29, 2001
Net income                                       $ 8,740                $3,272
Recognized tax benefit                           $(3,082)               $    0
Amortization of Goodwill                         $ 1,297                $  854
                                                 -------                ------
Earnings Before Tax Benefit
and Amortization of Goodwill                     $ 6,955                $4,126
                                                 =======                ======
Average shares outstanding                    19,815,162            19,230,781
Earnings Before Tax Benefit
and Amortization of Goodwill
on a per share basis                             $  0.35                $ 0.21
                                                 =======                ======


                                                     Three months ended
                                          September 28, 2002       June 29, 2002
Net income                                       $ 4,949                $1,401
Recognized tax benefit                           $(3,082)               $    0
Amortization of Goodwill                         $   326                $  326
                                                 -------                ------
Earnings Before Tax Benefit
and Amortization of Goodwill                     $ 2,193                $1,727
                                                 =======                ======
Average shares outstanding                    20,024,823            19,893,154
Earnings Before Tax Benefit
and Amortization of Goodwill
on a per share basis                             $  0.11                $ 0.09
                                                 =======               =======

                      WHITE ELECTRONIC DESIGNS CORPORATION
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (Unaudited)
           (in thousands of dollars, except share and per share data)


                                                                   Three months ended
                                                            September 28,        September 29,
                                                                2002                 2001
                                                            ------------         ------------
Revenues                                                    $     23,734         $     21,379
Cost of revenues                                                  15,867               14,638
                                                            ------------         ------------
   Gross profit                                             $      7,867         $      6,741
                                                            ------------         ------------
Operating expenses:
   Research and development                                        1,115                1,116
   Selling, general and administrative                             3,323                3,942
   Amortization of intangible assets                                 398                  392
   Interest expense/(income)                                          20                   16
                                                            ------------         ------------
Total expenses                                              $      4,856         $      5,466
                                                            ------------         ------------
Income before income taxes                                         3,011                1,275
Provision for income taxes                                        (1,938)                (355)
                                                            ------------         ------------
Net income                                                  $      4,949         $      1,630
                                                            ------------         ------------
Basic net income per share                                  $       0.25         $       0.08
Basic weighted average common shares and equivalents          20,024,823           19,560,147
                                                            ------------         ------------
Diluted net income per share                                $       0.24         $       0.08
Diluted weighted average-common shares
    and equivalents                                           20,986,760           19,924,352
                                                            ============         ============


                                                                    Twelve months ended
                                                            September 28,        September 29,
                                                                2002                 2001
                                                            ------------         ------------
Revenues                                                    $     90,458         $     96,761
Cost of revenues                                                  61,558               70,360
                                                            ------------         ------------
   Gross profit                                             $     28,900         $     26,401
                                                            ------------         ------------
Operating expenses:
   Research and development                                        4,264                5,302
   Selling, general and administrative                            13,939               15,222
   Amortization of intangible assets                               1,587                1,144
   Interest expense/(income)                                         (18)                 480
                                                            ------------         ------------
Total expenses                                              $     19,772         $     22,148
                                                            ------------         ------------
Income before income taxes                                         9,128                4,253
Provision for income taxes                                           388                  981
                                                            ------------         ------------
Net income                                                  $      8,740         $      3,272
                                                            ------------         ------------
Basic net income per share                                  $       0.44         $       0.17
Basic weighted average common shares and equivalents          19,815,162           19,230,781
                                                            ------------         ------------
Diluted net income per share                                $       0.42         $       0.16
Diluted weighted average-common shares
    and equivalents                                           20,922,434           20,528,337
                                                            ============         ============

                      WHITE ELECTRONIC DESIGNS CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                           (In thousands of dollars)


                                                                 September 28,        September 29,
                                                                     2002                 2001
                                                                 ------------         ------------
ASSETS
Current Assets
  Cash                                                           $     12,097         $      5,032
  Accounts receivable, less allowance for
     doubtful accounts of $626 and $638                                14,916               14,020
  Inventories, net                                                     16,109               16,707
  Prepaid expenses                                                        575                  594
  Deferred income taxes                                                 3,995                2,741
                                                                 ------------         ------------
              Total Current Assets                                     47,692               39,094
Property, plant and equipment, net                                     10,481                7,914
Deferred income taxes                                                   3,122                1,934
Goodwill and intangibles                                                6,886                8,086
Other assets, net                                                         185                  200
                                                                 ------------         ------------
              Total  Assets                                      $     68,366         $     57,228
                                                                 ============         ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt                              $         --         $        628
  Accounts payable                                                      6,037                5,798
  Accrued salaries and benefits                                         2,344                1,874
  Accrued expenses                                                      3,842                2,910
                                                                 ------------         ------------
              Total Current Liabilities                                12,223               11,210
Accrued long-term pension liability                                       671
Long term debt                                                             --                  890
Other long term liabilities                                               702                1,348
                                                                 ------------         ------------
              Total Liabilities                                  $     13,596         $     13,448
                                                                 ------------         ------------
Shareholders' Equity
  Preferred stock, authorized 500,000, no shares issued                    --                   --
  Common stock, $0.10 stated value, authorized 60,000,000
    shares issued 20,091,542 and 19,594,124                             2,009                1,959
  Treasury stock, 44,442 and 44,442 shares, at cost                        (4)                  (4)
  Additional paid-in capital                                           53,313               50,858
  Accumulated deficit                                                    (293)              (9,033)
                                                                 ------------         ------------
                                                                       55,025               43,780
  Less accumulated other comprehensive loss                               255                   --
                                                                 ------------         ------------
              Total Shareholders' Equity                               54,770               43,780
                                                                 ------------         ------------
Total Liabilities and Shareholders' Equity                       $     68,366         $     57,228
                                                                 ============         ============

                                   SIGNATURES

      Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 WHITE ELECTRONIC DESIGNS CORPORATION


Date: November 15, 2002          By:   /s/ Hamid R. Shokrgozar
                                       -----------------------------------------
                                 Hamid R. Shokrgozar
                                 Chairman, President and Chief Executive Officer